 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 16, 2010

COLD GIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54027	20-8560967
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification #)

2415 East Camelback Road, Suite 700
Phoenix, AZ  85016

Address of Principal Executive Offices)

(Registrant's telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Section 5.06 -Change in Shell Company Status

In August 2010, we experienced a change in control and Lynn Harrison became our sole director and officer. Since then, our Business Plan has been to develop a gold and metals exploration company with a view towards acquiring properties for exploration based on Lynn Harrison’s prior experience in the precious metals industry, specifically at UK Metals Technology Centre during 2009-2010.

This Current Report on Form 8-K is being filed in connection with the execution by the Company on November 16, 2010, of a definitive agreement with Precious Metals Exploration Corp. to acquire (i) an undivided interest in 2 patented claims, 6 federal claims and 25 prospects comprising 660 acres near Kingman, Arizona and (ii) a 75% interest in and to three mining concessions in the project area known as “Monte de El Favor” in Jalisco, Mexico . The Company was a shell company as defined in Rule 12b-2 under the Securities Exchange Act  of 1934, as amended (17 CFR 240.12b-2),prior to the execution of the above-referenced definitive agreement. The Company believes that upon acquisition of these mining interests it will no longer be a shell company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2010	COLD GIN CORPORATION
(Registrant)
	By:	/s/ Lynn Harrison
Lynn Harrison
President and Chief Executive Officer